Letter to XsunX Shareholders:

XsunX Reports Progress on Expanded Business Development Efforts

To Our Valued Shareholders,

In last month’s progress update we told you that our scientific staff had established full-time operations on-site with a hard disc drive (HDD) equipment manufacturer. In a subsequent press release we were pleased to announce that our HDD equipment partner is Intevac, Inc., the world’s leading provider of magnetic media deposition equipment to the HDD industry.

In case you missed the news release announcing Intevac, please visit the News page on our website:
http://xsunx.com/news-archives.aspx

We stated in our August progress report that a September project goal was to begin testing an evolving evaporation source design that we plan to then adapt to existing high-rate processing tools from Intevac’s extensive line of proven, world-class magnetic media and imaging systems.

Our progress has been consistent with that goal, and we began evaporating metal, analyzing results, and establishing deposition rates for both the evaporation source and sputtering tools. There are a number layers to the CIGS structure and for the next several months our work effort will be to analyze results and refine designs, leading to the combination of these designs within a tool set and the ability to deposit CIGS devices.

Over the past month we have received numerous questions from investors related to Intevac and the use of Intevac technologies for our announced CIGS manufacturing technology development. The easiest way to explain what we are doing is to first mention that two of the established methods for manufacturing a CIGS solar device are (1) sputtering and (2) sputtering combined with evaporation. Using sputtering technologies alone, it is possible to manufacture all of the layers necessary to make a CIGS device. However, industry research has shown that sputtering alone has not achieved the same efficiency milestones that have been achieved when sputtering is used in combination with evaporation techniques to make the CIGS device.

What we are working towards is to adapt process recipes for the deposition of the non-core solar absorbing and conversion layers to sputtering tools previously developed by Intevac. These sputtering tools have benefited from years of proven industrial use, and we are finding them to be highly adaptable to our needs and well suited for use in the solar field. Separately, and with a focus on establishing what we believe to be the basis for achieving higher conversion efficiencies, we are developing evaporation source technology to produce the CIGS core solar absorber. We plan to adapt these designs to other Intevac equipment leveraging numerous existing system features with the goal of reducing costs and time to market. To our knowledge the use and adaptation of HDD equipment in this hybrid manner for CIGS PV manufacturing applications is not available in the market today.

For those shareholders interested in learning a little more about CIGS and the various manufacturing methods, the October issue of Solar Industry Magazine contains a cover article authored by XsunX CTO Robert Wendt, titled “CIGS Deposition: A Crucial Challenge”.

For more information about Solar Industry Magazine:
http://www.solarindustrymag.com/page.php?2

The article is available to the magazines subscribers.  For those shareholders without subscription, we hope to make the article available on our website later this month.

I thank you for your support of XsunX and look forward to sharing company developments with you as we continue progress on multiple fronts.  If you have any questions in the meantime, please contact our Investor Relations desk at investors@xsunx.com or (888) 797-4527.

Yours Truly,
Tom M. Djokovich, CEO
XsunX, Inc.

Safe Harbor Statement: Matters discussed in this shareholder news letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this shareholder news letter, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.